UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2016

KEURIG GREEN MOUNTAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12340	03-0339228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane
Waterbury, Vermont 05676

(Address of Principal Executive Offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On February 1, 2016, Keurig Green Mountain, Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the period ended December 26, 2015 with the Securities and Exchange Commission.  As previously disclosed, on December 6, 2015, the Company entered into an Agreement and Plan of Merger (the “Agreement”) by and among Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, Maple Holdings Acquisition Corp., a Delaware corporation (“Merger Sub”), JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (solely for purposes of Article IX of the Agreement), and the Company, providing for, on the terms and subject to the conditions set forth in the Agreement, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).  Due to the pending Merger, the Company is neither updating nor reaffirming its prior earnings guidance, and will not be issuing a fiscal first quarter 2016 earnings release or holding a fiscal first quarter 2016 earnings call for investors and financial analysts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

Date: February 1, 2016	By:	/s/ Peter G. Leemputte
	Name:	Peter G. Leemputte
	Title:	Chief Financial Officer and Treasurer